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                                                                   EX-99.23.i.ii
                          DAVID JONES & ASSOC., P.C.


                                         August 14, 2001

The Timothy Plan
1304 West Fairbanks Avenue
Winter Park, Florida 32789

   Re: The Timothy Plan, File Nos. 33-73248 and 811-08228
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Ladies and Gentlemen:

   The legal opinion that we prepared was filed with Post-Effective Amendment No. 13 on May 1, 2001, to the Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 14 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                           Very Truly Yours,

                                              /s/
                                           --------------------------
                                           David D. Jones
                                           Attorney & Counselor at Law